Exhibit 10.2

AMENDMENT NO. 2 TO EQUITY PURCHASE AGREEMENT

This Amendment No. 2 to Equity Purchase Agreement (this “Amendment”) is entered into as of October 14th, 2026, by and between Cyber Enviro-Tech, Inc., a Wyoming corporation (the “Company”), and Monroe Street Capital Partners, LP, a Delaware limited partnership (the “Investor”). The Company and the Investor are referred to collectively as the “Parties.”

RECITALS

A.  The Parties entered into that certain Equity Purchase Agreement dated as of March 17, 2026 (the “Agreement”), and Amendment No. 1 to Equity Purchase Agreement dated as of August 6, 2026.

B.  Section 10.14 of the Agreement provides that no provision of the Agreement may be amended or waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the initial filing of the Registration Statement with the SEC. The Registration Statement has been filed and declared effective. The Parties desire, solely for purposes of this Amendment, to waive that restriction to the limited extent set forth herein.

C.    The Parties desire to amend the definitions of “Initial Purchase Price” and “Market Price” so that each is determined by reference to the end-of-day volume-weighted average price of the Common Stock, rather than the lowest traded price, and to confirm that the amendment applies only to Puts with a Put Date on or after the date of this Amendment.

D. The Parties are willing to execute this Amendment on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Waiver of Section 10.14 Restriction. Solely for the purpose of this Amendment and the changes effected hereby, the Parties hereby irrevocably waive the restriction on amendments contained in Section 10.14 of the Agreement. This waiver is limited to the specific amendments set forth in Sections 2 and 3 below and shall not constitute a waiver of Section 10.14 with respect to any other provision or any future amendment or waiver.

2.  Amendment to the Definition of Initial Purchase Price. The definition of “Initial Purchase Price” in Article I of the Agreement is hereby amended and restated in its entirety as follows:

“Initial Purchase Price” shall mean 85% of the EOD VWAP of the Company’s Common Stock on the Principal Market on the Trading Day immediately preceding the respective Put Date, as reported by Quotestream or other reputable source designated by the Investor, subject to adjustment as provided in this Agreement.

3.  Amendment to the Definition of Market Price. The definition of “Market Price” in Article I of the Agreement is hereby amended and restated in its entirety as follows:

“Market Price” shall mean 85% of the lowest EOD VWAP of the Company’s Common Stock on the Principal Market on any Trading Day during the Valuation Period, as reported by Quotestream or other reputable source designated by the Investor, subject to adjustment as provided in this Agreement.

4.   EOD VWAP. For purposes of the Agreement, as amended, “EOD VWAP” for any Trading Day means the VWAP of the Common Stock for that Trading Day, being the dollar volume-weighted average price on the Principal Market during Regular Trading Hours, calculated as the aggregate trade value of all trades during Regular Trading Hours divided by the aggregate number of shares traded during Regular Trading Hours, as reported by Quotestream or other similar quotation service provider designated by the Investor. A single trade, the low print, the closing price, and any average of high, low, and close are not EOD VWAP. If Quotestream does not report an end-of-day VWAP for a Trading Day, EOD VWAP for that Trading Day shall be the aggregate reported trade value divided by the aggregate reported share volume for Regular Trading Hours on that Trading Day.

5.   No Change to Purchase Price, Discount, Valuation Period, or Clearing Costs. For the avoidance of doubt, “Purchase Price” remains the lesser of the Initial Purchase Price and the Market Price. The eighty-five percent (85%) factor, the Valuation Period, the mechanics of Section 2.2, and the deduction of Clearing Costs in the definition of Investment Amount are not amended. The initial price per share identified in a Put Notice remains the Initial Purchase Price and remains the price used to determine the number of shares issuable under that Put Notice.

6.  Prospective Application. This Amendment applies only to Puts for which the Put Date is on or after the date of this Amendment. Any Put with a Put Date before the date of this Amendment, including the Put noticed on August 7, 2026, is settled and remains governed by the Agreement as in effect on that Put Date. Nothing in this Amendment obligates the Company to deliver a Put Notice.

7.   No Other Changes. Except as expressly amended by this Amendment, all terms, conditions, covenants, representations, warranties, and provisions of the Agreement, as amended by Amendment No. 1, remain in full force and effect and are hereby ratified and confirmed. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Agreement.

8.  Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles. The dispute-resolution provisions of Section 10.1 of the Agreement apply to this Amendment.

9.   Counterparts. This Amendment may be executed in counterparts (including by electronic signature or PDF), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

10.   Entire Agreement. This Amendment, together with the Agreement and Amendment No. 1, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, or agreements relating thereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

[ - Signature Page Follows - ]

COMPANY:

CYBER ENVIRO-TECH, INC.

By: /s/ Kim D. Southworth

Name: Kim D. Southworth

Title: Chief Executive Officer

INVESTOR:

MONROE STREET CAPITAL PARTNERS, LP

By: Monroe Street Capital Partners GP, LLC, its General Partner

By: /s/ Brian Goldberg

Name: Brian Goldberg

Title: Authorized Signatory